SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933.

                            HEALTHCOR HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                8090
        (State or other      (Primary Standard        75-2294072
         jurisdiction            Industrial        (I.R.S. Employer
        of incorporation or    Classification     Identification No.)
        organization)           Code Number)

                  8150 NORTH CENTRAL EXPRESSWAY, SUITE M2000
                               DALLAS, TEXAS 75206
                                (214) 692-4663
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 S. Wayne Bazzle
                      Chairman and Chief Executive Officer
                            HealthCor Holdings, Inc.
                   8150 North Central Expressway, Suite M-2000
                               Dallas, Texas 75206
                                  (214)750-2270
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

             HEALTHCOR HOLDINGS, INC. EMPLOYEE STOCK OWNERSHIP PLAN
                              (Full Title of Plan)

                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of
 securities                   Proposed maximum   Proposed maximum     Amount of
    to be        Amount to be   offering price  aggregate offering  registration
 registered     registered (1)    share (2)          price (2)          fee
--------------------------------------------------------------------------------
Common
Stock, $0.01
par value      565,719 shares      $8.125           4,596,466.80     $1,379.08
================================================================================
(1) Pursuant to Rule 416 under the Securities Act of 1993, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like of or by the Registrant.

(2) Calculated pursuant to Rule 457(h), based on the average of high and low prices for the Common Stock on March 4, 1997, as quoted by the Nasdaq Stock Market.

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, as filed with the Securities and Exchange Commission by HealthCor Holdings, Inc., the undersigned registrant (the "Company"), are incorporated by reference in this registration statement:

      (1) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996 and September 30, 1996.

      (2) The description of the Company's Common Stock contained in a Registration Statement on Form 8-A filed on June 18, 1996 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c)., 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law permits a corporation to indemnify a person who was or is a director, officer, employee, or agent of a corporation or who serves at the corporation's request as a director, officer, partner, proprietor, trustee, employee, or agent of another corporation, partnership, trust, joint venture, or other enterprise (an "outside enterprise"), who was, is, or is threatened to be named a defendant in a legal proceeding by virtue of such person's position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person's official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation's best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgments, fines, settlements, and reasonable expenses actually incurred.

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
Generally, an officer, director, agent, or employee of a corporation or a person who serves at the corporation's request as an officer, director, agent, or employee of an outside enterprise may not be indemnified, however, against judgments, fines, and settlements incurred in a proceeding in which a person is found liable to the corporation or is found to have improperly received a personal benefit and may not be indemnified for expenses unless, and only to the extent that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for such expenses. A corporation must indemnify a director, officer, employee, or agent against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person's corporation position, if the person was successful, on the merits or otherwise, in the defense of the proceeding. Under certain circumstances, a corporation may also advance expenses to such person. The Company's Amended and Restated Bylaws provide for indemnification of any person who is an officer, director, agent, or employee of the Company or who serves at the Company's request as an officer, director, agent, or employee of an outside enterprise to the fullest extent permitted by Delaware law.

      Delaware law also permits a corporation to purchase and maintain insurance or make other arrangements on behalf of any of the above persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

      The Company has entered into Indemnification Agreements with each of its directors pursuant to which the Company has agreed to indemnify the directors to the full extent authorized or permitted by Delaware law.

      The Company has purchased liability insurance policies covering its directors and officers to insure against losses incurred in their capacities, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

       4.1  HealthCor Holdings, Inc. Employee Stock Ownership Plan*

       4.4  Specimen of Common Stock Certificate**

       5.1  Opinion of Gardere & Wynn, L.L.P.

      23.1  Consent of Arthur Anderson LLP
------------
   * Incorporated herein by reference to Exhibit 10.4 to the Regristrant's Registration Statement on Form S-1 (file No.333-5779) filed on June 12, 1996.

  ** Incorporated herein by reference to Exhibit 4.1 to the Regristrant's Registration Statement on Form S-1 (file No.333-5779) filed on June 12, 1996.


      The undersigned registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.           UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

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
      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this report to be signed on March 14, 1997 on its behalf by the undersidned thereunto duly authorized.

                                               HEALTHCOR HOLDINGS, INC.

                                               By: S. WAYNE BAZZLE
                                                   Chairman of the Board and
                                                   Chief Executive Officer

      Each person whose signature appears below hereby authorizes S. Wayne Bazzle and Cheryl C. Bazzle, or either of them, as attorneys-in-fact to sign on his or her behalf, individually and in the capacity stated below and to file all amendments and supplements to this Registration Statement on Form S-8.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

     Signature                         Title                         Date
     ---------                         -----                         ----

 /s/ S. WAYNE BAZZLE            Chairman of the Board and        March 18, 1997
     S. Wayne Bazzle            Chief Executive officer


 /s/ CHERYL C. BAZZLE           President and Chief Operating    March 18, 1997
     Cheryl C. Bazzle           Officer

 /s/ SUSAN L. BELSKE            Senior Vice President and        March 18, 1997
     Susan L. Belske            Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)

 /s/ JULIAN W. BANTON           Director                         March 18, 1997
     Julian W. Banton

 /s/ ROBERT B. CRATES           Director                         March 18, 1997
     Robert B. Crates

 /s/ JANE B. FINLEY             Director                         March 18, 1997
     Jane B. Finley

 /s/ MICHAEL J. FOSTER          Director                         March 18, 1997
     Michael J. Foster

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